Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com

News Release

BRUCE A. RIGGINS APPOINTED CHIEF FINANCIAL OFFICER FOR LASALLE

HOTEL PROPERTIES

BETHESDA, MD, January 5, 2011 — LaSalle Hotel Properties (NYSE: LHO) today announced that Mr. Bruce A. Riggins has been appointed Executive Vice President and Chief Financial Officer effective January 24, 2011. Mr. Riggins is currently Chief Financial Officer of Interstate Hotels & Resorts. Prior to joining Interstate Hotels & Resorts, Mr. Riggins was Chief Financial Officer for Innkeepers USA Trust. Prior to joining Innkeepers, Mr. Riggins served in various financial roles at MeriStar Hospitality and Interstate Hotels & Resorts.

“We are very pleased and excited to have Bruce join LaSalle,” said Michael D. Barnello, President and Chief Executive Officer for LaSalle Hotel Properties. “He brings a vast amount of financial experience within the hospitality industry, including leadership in capital markets activities and accounting functions. The Board believes Bruce’s experience and track record as a CFO and his reputation for successful execution of strategy and impeccable integrity made him the ideal candidate for this role at LaSalle Hotel Properties.”

The Company also announced the promotion of Kenneth G. Fuller to Treasurer effective immediately. Mr. Fuller has been with the Company since 2000 and has been involved in Finance, Asset Management and Acquisitions.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 35 upscale full-service hotels, totaling over 9,100 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts and JRK Hotel Group, Inc.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include statements about the effective date of Mr. Riggins appointment as Chief Financial Officer. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Contacts:

Michael Barnello and Kenneth Fuller, LaSalle Hotel Properties – 301/941-1500

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www.lasallehotels.com